LICENSE AND SERVICES AGREEMENT

THIS LICENSE AND SERVICES AGREMEENT (this "Agreement") is entered into as of November 28th, 2007 ("Effective Date'), by and between Excel Global, Inc., a Nevada corporation ("Licensee"), and Service
Technology, Inc., ("Licensor") (collectively the "Parties" and each a
"Party").

RECITALS

WHEREAS, Licensor is the developer and owner of certain social networking software described more fully as Service Technology networks;

WHEREAS, Licensee operates a client services business (the "service") and offers such capability to its clients ("Clients") and desires to license the Software Firm Licensor on a non-exclusive basis in general but for its clients on an exclusive basis;

WHEREAS, in addition to licensing the Software, Licensor has agreed to manage the implementation of the Software into Licensee's existing platform, and to assist on an ongoing basis with the delivery of social networking capability to Licensee's Clients;

WHEREAS, as part of the consideration for the license and services provided to Licensee under this Agreement Licensee shall share 5% profit with Licensor and to maintain said license Excel Global, Inc.

WHEREAS, the Parties wish to enter this Agreement for the licensing of the Software and provision of the services in association therewith as set forth more fully below.

NOW, THEREFORE, in consideration of the mutual promises, undertaking and agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.  Grant of License.

Licensor herby grants to Licensee a license in perpetuity throughout the Universe to the use Software on a non-exclusive basis. Should Licensee exercise the license on a Client, the software in that instance becomes a Sub-License to that Client.

2.  Consideration

(a) Licensee shall agree to pay one payment of $50,000 on or before December 31, 2008.

(b) Licensor shall receive 100,000 shares of restricted 144 common stock upon the date of issue.

(c) For each of Licensee's Clients where Licensor provides the Implementation Services (as defined below) Licensor shall be entitled to 2% of the net profit from such Client, payable to Licensor on a

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quarterly basis.  For the purposes of this Agreement, "profit" shall be net and defined as revenues less reasonable business, legal and technology expense with such expenses to be approved by Licensors board of directors.

(d) Licensee shall provide Licensor a full and complete accounting reflecting all reasonable expenses and the net profits when they are to be paid.

3.  Services.

3.1  Services Provided By Licensor
(a) Licensor will be prepared from the date of signing this Agreement to deliver and install the software to Licensee so that it is fully usable by Licensee with initial implementation to the point where it can be used for Licensee's clients.

(b) In each instance where Licensee has a Client that requires the customized implementation of the Software for that Client, and Licensor has approved sales agreement between Licensee and Licensee client for the use of Service Technology Software, Licensor agrees to provide the following services consistent with the requirements of that Client:
Software implementation, updates and maintenance of the Software, graphic design, and web hosting (where requested) (collectively "Implementation Services").

(c) Licensor shall provide the implementation services to Licensee at a rate per hour that covers Licensor's expenses provided that said Implementation Service have been approved by the Board of Directors of Licensee. Licensor fees shall not be greater than the prevailing competitive market rate in the State of California at the time said services are provided. Licensor shall invoice Licensee for the implementation services on a monthly basis, with payment due 30 days after receipt of such invoice by Licensee.

(d) Licensor shall maintain sufficient agreed staff levels and resource levels to provide the Implementation Services on an ongoing basis for Licensee's clients. Licensee shall be responsible for all reasonable costs associated with the provisions of Implementation Services.

(e) Licensor shall build building and hot - - (or another domain identified by Licensee) for the purpose of marketing and informing potential Clients of Licensee's business. This site shall not mirror the Service Technology site in design and/or general appearance, but can in textual content of serves. Licensee shall be responsible for the costs of Licensor building and hosting of 222.servicetechnologyinc.com (or another domain identified by Licensee) for the purpose of marketing and informing potential clients of Licensee's business.

(f) Prior to providing implementation services, Licensor shall provide Licensee with a cost proposal and timeline for the provision of Implementation Services. If the budget and timeline are agreed to by

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Licensee, both shall be adhered to be Licensor; provided, however, that the timeline shall allow for reasonable delays. Licensor shall inform Licensee of the likelihood of any delays that may cause deviation from a timeline as soon as such information is known to Licensor.

3.2  Consultation and Services Provided By Licensee

(a) Licensee shall have employ persons to sell the offerings of the Business to potential Clients.

(b) Licensee shall be the primary contact for Clients and shall be responsible for Client account management.

(c) Licensee shall offer the services and products of the Business for reasonable profit.

3.3 Mutual

(a) Licensee shall consult with Licensor to allow Licensor to assess the services required by a Client so that Licensor can provide the budget and timeline for the provision of the Implementation Services.

(b) Both Licensor and Licensee agree to use software provided by Licensor called "BugTracker" to log all sales contacts. Neither party will contact sales leads identified by the other for a period of 90 days after such identification.

4.  Confidentiality and Non-Compete

(a) In providing the services under this Agreement, Licensor and Licensee will be privy to non-public, proprietary Confidential information. Said Confidential information shall include, but not be limited to, trade secrets, know how, inventions, technologies, processes, software programs, algorithms, designs, contracts, customer lists, financial information, proprietary techniques, procedures, product plans, sales and marketing plans, source codes and business information. Confidential information shall be treated by the receiving party as if it were that party's confidential information.
It is agreed that both parties to this Agreement will take reasonable precautions to prevent any form of communication, disclosure, and/or availability of said Confidential information by its officers, directors, employees, contractors, consultants, subsidiaries, agents, representatives, advisors, attorneys, bankers, heirs, assigns, successors, their spouses and significant others. Confidential information shall not include information that is (a) already known by, or rightfully available to the parties herein by sources not related to this Agreement or (b) available to the public.

(b) Licensee shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the source code of any of the Licensor's software for any purpose, including but not limited to use by Licensee and/or its clients.


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 (c) Provided that Licensor is not in breach of this Agreement,
Licensee agrees not to implement, develop, or engage in software development similar in type or services to the Software, or use any other 3rd party solution.

5.  Breach

    5.1 Breach by Licensor

In the event that Licensor breaches this Agreement and fails to provide the Implementation Services as set forth in this Agreement, Licensee shall have the right to cancel contract with written notice within 60 days.

    5.2  Breach by Licensee

In the event that Licensee is in breach of its obligations under
Section 3.1 of this Agreement, and such breach remains un-remedied by Licensee sixty (6)) business days after Licensor delivers written notice of such breach, then Licensor shall have the right to suspend its obligation to provide the Implementation Services during the pendency of such breach. Licensee shall return to Licensor all confidential information, as set forth in sub paragraph 4(a), it has received from Licensor under this Agreement. Further, Licensee shall still be bound by the confidentiality terms in paragraph 4.

6.  Representations and Warranties

(a) By Licensor.  Licensor represents and warrants to Licensee that:
(i) it has the full power to enter into this Agreement, (ii) it has full title and authority to distribute the Software as set forth herein and perform its obligations hereunder; (iii) the execution of and performance under this Agreement will not breach any oral or written agreement with any third party or any obligation owed to any third party; and (iv) the Software is not subject to, and does not infringe, misappropriate or violate, any patent, copyright, trademark, trade secret or any other third party proprietary or ownership rights.

(b) By Licensee.  Licensee represents and warrants to Licensor that:
(i) it has the full power to enter into this Agreement; and (ii) the execution of and performance under this Agreement will not breach any oral or written agreement with any third party or any obligation owed to any third party.

7.  Indemnification
(a) Each Party shall indemnify, defend and hold harmless the other Party and its officers, directors, employees, shareholders, subsidiaries, affiliates, Licensors, agents, successors and assigns from and against any third party claims, allegations, losses, liabilities, fines, damages, settlements, expenses and costs (including, but not limited to, attorneys' fees and court costs) which arise out of or relate to a material breach of Section 6 of this Agreement by the indemnifying Party. The Party to be indemnified shall: (a) provide the indemnifying Party with prompt written notice of any claim, suit or proceeding for which the indemnified Party is

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seeking indemnity; and (b) reasonably cooperate with the defense or settlement negotiations, as the case may be, conducted by the indemnifying Party.

(b) Except for liability for Breach of Section 4 (Confidentiality) and except as specifically in section 6 (indemnification) Licensor shall not have any liability for incidental, consequential, indirect, special or punitive damages of any kind or for loss of revenue and/or business arising out of or in connection with this Agreement regardless of the form of the action, whether in contract, tort, strict product liability or otherwise, even if any representative of Licensor has been advised of the possibility of such damage; and in no event shall Licensor's liability under this Agreement exceed the amount paid by Licensee to Licensor under this Agreement.

8.  Termination

(a) The term of this Agreement will in perpetuity from the effective date, unless terminated earlier, pursuant to the terms of this Agreement.

(b) In the event a party (1) becomes insolvent, (2) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within thirty
(3) days of such filing, (3) proposes any dissolution, composition or financial reorganizations with creditors or if a receiver, trustee, custodian or similar agent appointed, or takes possession with respect to all or substantial properties or businesses of such party, or (4) such party makes a general assignment for the benefit of creditors, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after a certified mailing.

(c) Either party shall have the right to terminate this Agreement if the other is in material breach of any term or condition of this Agreement and fails to remedy such breach as set forth in Paragraph 5.

9.  General Provisions.

(a) Governing Law; Venue. This Agreement will be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of law. Each Party consents to the exclusive venue of the courts of Los Angeles County, California, to resolve any disputes, claims or actions arising out of this Agreement.

(b) Amendment; Waiver. This Agreement may not be amended, modified, waived or discharged except pursuant to a written instrument signed by the Party against whom enforcement of such modification, waiver or discharge is sought. The failure of either Party to exercise, or delay in exercising any right or remedy under this Agreement in any instance, shall not be construed as a waiver or relinquishment of said right or remedy in any future instance.

(c) Notices. Any notices required or permitted hereunder shall be given to the appropriate signatory below at the address specified below, or at such other address or fax number as the receiving Party shall specify in writing during the Term. Notice shall be deemed given upon: (personal delivery, (ii) confirmation of receipt of facsimile transmission, (iii) if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing, or, (iv) if sent by overnight delivery via a nationally recognized overnight courier, one day after deposit with such courier.

(d) Severability. In the event that any provision of this Agreement is for any reason void or unenforceable in any respect, such provision shall be without effect to the extent of the unenforceability without affecting such provision in any other respect and without affecting any other provision.

(e) Entire Agreement. This Agreement is the complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the Parties relating to the subject matter hereof.

(f) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective affiliates, parent, subsidiaries, successors and assigns. Neither Party will sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, any rights or obligations under this Agreement without the other Party's prior written consent which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign this Agreement as part of a merger or sale of all or substantially all of the assigning party's assets.

(h) Independent Contractor. The relationship of the parties hereunder is that of an independent contractor and nothing in this Agreement should be construed as to create a partnership, joint venture, agency or employment relationship between the Parties.

(i) Counterparts; Headings. This Agreement may be executed (including, but not limited to, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. The captions and headings of the various Sections of this Agreement are inserted merely for the purpose of convenience and shall not in any way alter the meaning or interpretation of this Agreement.

(j) Attorneys' Fees. If either Party brings an action or proceeding at law or in equity to interpret or enforce this Agreement or any provisions contained herein, or to seek damages or other redress for a breach, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and court costs incurred in such action or proceeding.



IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

LICENSOR:

By: Michael Edelshton
Service Technology
Title: Founder
Address: 1530 W. Formosa #10
         Los Angeles, CA 900046
Date:  11-28-07

LICENSEE

By:  Betty Sytner
Names: Betty Sytner
Excel Global, Inc.
Title:
Address:
Date




EXHIBIT A

SOFTWARE DESCRIPTION

   - Source code for the client services platform currently used on the site www. Servicetechnologyinc.com
   -  Additional components
   -  Updates